UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 OR 15(d) of the Securities
                              Exchange Act of 1934

              Date of Report (Date of the earliest event reported)
                                November 14, 2005
                                ----------------

                                   Valhi, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

     Delaware                         1-5467                    87-0110150
-------------------             ------------------           -----------------
  (State or other                  (Commission                 (IRS Employer
  jurisdiction of                  File Number)                Identification
   incorporation)                                                  No.)

 5430 LBJ Freeway, Suite 1700, Dallas, Texas                      75240-2697
---------------------------------------------                    ------------
  (Address of principal executive offices)                        (Zip Code)

               Registrant's telephone number, including area code
                                 (972) 233-1700
                                 --------------

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]     Written  communications  pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
          CFR 240.14a-12)

[   ]     Pre-commencement  communications  pursuant to Rule 14d-2(b)  under the
          Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement  communications  pursuant to Rule 13e-4(c)  under the
          Exchange Act (17 CFR 240.13e-4(c))


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Item 4.02 Non-Reliance on Previously  Issued  Financial  Statements or a Related
          Audit Report or Completed Interim Review.


(a) On November 14, 2005, the Company and its audit committee concluded that the Company will file an Annual Report on Form 10-K/A for its year ended December 31, 2004 ("Form 10-K/A") to reflect the following:
     o an increase to its total stockholders' equity of $48.8 million as of each of December 31, 2004, December 31, 2003, December 31, 2002 and December 31, 2001. Such $48.8 million net increase, which is comprised of a $131.7 million increase in retained earnings and a $82.9 million decrease in accumulated other comprehensive income related to marketable securities, relates to a prior period adjustment to correct the Company's accounting for its investment in The Amalgamated Sugar Company LLC, as more fully described below. In addition to such adjustments to stockholders' equity, the effect of such prior period adjustment results in a $80.0 million increase in noncurrent marketable securities, and a $31.2 million increase in noncurrent deferred income tax liabilities at each of such dates.
     o A decrease in the Company's net income of $19.1 million, or $.16 per diluted share, for the year ended December 31, 2003, and a decrease in the Company's net income of $6.8 million, or $.05 per diluted share, for the year ended December 31, 2004, in each case to correct the Company's accounting for its pro-rata share of the income tax liability recognized by NL Industries, Inc., the Company's majority-owned subsidiary, upon NL's distribution of certain shares of common stock of Kronos Worldwide, Inc. to NL's stockholders other than the Company. The Company previously accounted for its pro-rata share of such income taxes as a direct reduction of equity (additional paid-in capital). There is no net effect to the Company's previously-reported total stockholders' equity as a result of this correction.

As a result of these restatements for the recognition of the items referred to above, the Company's previously issued consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 30, 2005 (the "Original Form 10-K") should no longer be relied upon.

With respect to the restatement related to the Company's accounting for its investment in The Amalgamated Sugar Company LLC, as disclosed in the Original Form 10-K, in January 1997 the Company transferred control of the refined sugar operations previously conducted by the Company's wholly-owned subsidiary, The Amalgamated Sugar Company, to Snake River Sugar Company, an Oregon agricultural cooperative formed by certain sugarbeet growers in Amalgamated's areas of operations. Pursuant to the transaction, Amalgamated contributed substantially all of its net assets to the Amalgamated Sugar Company LLC, a limited liability company controlled by Snake River, on a tax-deferred basis in exchange for a non-voting ownership interest in the LLC. The cost basis of the net assets transferred by Amalgamated to the LLC was approximately $34 million. As part of such transaction, Snake River made certain loans to Valhi aggregating $250 million. Such loans from Snake River are collateralized by the Company's interest in the LLC. Snake River's sources of funds for its loans to Valhi, as well as for the $14 million it contributed to the LLC for its voting interest in the LLC, included cash capital contributions by the grower members of Snake River and $180 million in debt financing provided by Valhi, of which $100 million was subsequently repaid in 1997 when Snake River obtained an equal amount of third-party term loan financing. After such repayments, $80 million principal amount of Valhi's loans to Snake River have remained outstanding since June 30, 1997 through December 31, 2004.

The Company and Snake River share in distributions from the LLC up to an aggregate of $26.7 million per year (the "base" level), with a preferential 95% share going to the Company. To the extent the LLC's distributions are below this base level in any given year, the Company is entitled to an additional 95% preferential share of any future annual LLC distributions in excess of the base level until such shortfall is recovered. Under certain conditions, the Company is entitled to receive additional cash distributions from the LLC. The Company may, at its option, require the LLC to redeem the Company's interest in the LLC beginning in 2012, and the LLC has the right to redeem the Company's interest in the LLC beginning in 2027. The redemption price is generally $250 million plus the amount of certain undistributed income allocable to the Company. In the event the Company requires the LLC to redeem the Company's interest in the LLC, Snake River has the right to accelerate the maturity of and call Valhi's $250 million loans from Snake River.

The Company reports the cash distributions received from the LLC as dividend income. The amount of such future distributions is dependent upon, among other things, the future performance of the LLC's operations. Because the Company receives preferential distributions from the LLC and has the right to require the LLC to redeem its interest in the LLC for a fixed and determinable amount beginning at a fixed and determinable date, the Company accounts for its investment in the LLC as a debt security at its estimated fair value.

In 1997 when the Company obtained its interest in the LLC, the Company concluded that the earnings process with respect to the refined sugar operations contributed by the Company to the LLC was not complete. Accordingly, the Company did not recognize any gain in earnings. The Company did treat its investment in the LLC as equivalent to a SFAS No. 115 debt security. Thus, the excess of the fair value of the Company's investment in the LLC over the $34 million cost basis of such investment was recognized as a component of other comprehensive income, net of applicable deferred income taxes. In estimating the fair value of the Company's interest in the LLC, the Company considered, among other things, the outstanding balance of the Company's loans to Snake River and the outstanding balance of the Company's loans from Snake River, with the result that the estimated fair value of the Company's LLC investment was deemed to be $170 million ever since June 30, 1997. Under this accounting, the Company would have reported a gain in earnings for financial reporting purposes at the time its LLC interest was redeemed, with a corresponding reduction in accumulated other income.

In connection with finalizing the preparation of the Company's consolidated financial statements for the quarter ended September 30, 2005, the Company re-evaluated its original conclusions regarding how it accounts for its investment in the LLC. As a result, the Company and its audit committee have now concluded that a proper application of accounting principles generally accepted in the United States of America ("GAAP") would have been to recognize a gain in earnings in 1997 equal to the difference between $250 million (the fair value of the Company's interest in the LLC) and the $34 million cost basis of the net assets contributed to the LLC, net of applicable deferred income taxes. The Company has concluded that this correction, which under GAAP is accounted for as a prior period adjustment, results in a requirement to amend the Company's consolidated financial statements contained in the Original Form 10-K. The effect of this correction on the Company's December 31, 2004 consolidated balance sheet, as contained in the Original Form 10-K, is to (i) increase the carrying value of the Company's investment in the LLC (included as part of noncurrent marketable securities) by $80 million, (ii) increase noncurrent deferred income tax liabilities by $31.2 million and (iii) increase total stockholders' equity by $48.8 million (with retained earnings increasing by $131.7 million and accumulated other comprehensive income related to marketable securities decreasing by $82.9 million). A similar balance sheet adjustment would be applicable to Valhi's consolidated balance sheet at December 31, 2003 included in the Original Form 10-K, and a similar adjustment would be applicable to Valhi's total stockholders' equity at December 31, 2002 and December 31, 2001, in each case as they were reflected in Valhi's consolidated statement of stockholders' equity contained in the Original Form 10-K. Under this revised accounting, the Company would not be expected to report a gain in earnings for financial reporting purposes at the time its LLC interest was redeemed, as the redemption price of $250 million is expected to equal the carrying value of its investment in the LLC at the time of redemption.


With respect to the second item discussed above, the Company has concluded that its net income was misstated by $19.1 million, or $.16 per diluted share, for the year ended December 31, 2003 and by $6.8 million, or $.05 per diluted share, for the year ended December 31, 2004, in each case as they relate to the Company's accounting for its pro-rata share of NL's provision for income taxes related to shares of common stock of Kronos that NL distributed to it shareholders other than the Company, as required by GAAP as provided by the guidance contained in SFAS No. 109, Accounting for Income Taxes. The Company and its audit committee have concluded that the Company had failed to properly apply the guidance contained in SFAS No. 109 in so far as it related to the income tax effect of such shares of Kronos distributed by NL to its shareholders other than the Company. The Company previously accounted for its pro-rata share of such income taxes as a direct reduction of equity (additional paid-in capital). The Company has now concluded that such income taxes should have been accounted for in the determination of net income, as required by the guidance of SFAS No. 109, Accounting for Income Taxes. The Company has concluded that this correction, which under GAAP is also accounted for as a prior period adjustment, results in a requirement to further amend the Company's consolidated financial statements contained in the Original Form 10-K.

These adjustments became known to the Company in connection with the preparation of its consolidated financial statements for the quarter ended September 30, 2005.

Attached hereto as Exhibit 99.1 are the Company's unaudited condensed consolidated balance sheet as of December 31, 2004 and December 31, 2003, and selected unaudited consolidated statements of income, comprehensive income, stockholders' equity and cash flow data for the years ended December 31, 2003 and December 31, 2004, reflecting (i) balances as reflected in the Original Form 10-K, (ii) adjustments to reflect the aggregate effect of the restatements discussed above and (ii) balances, as restated to reflect the aggregate effect of the restatements.

The guidance set forth in Auditing Standard No. 2 of the Public Company Accounting Oversight Board states that a restatement of previously-issued financial statements to reflect the correction of a misstatement should be regarded as at least a significant control deficiency and as a strong indicator that a material weakness in internal control over financial reporting exists. A material weakness is a control deficiency, or a combination of control deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

In the Original Form 10-K, management of the Company previously concluded that the Company maintained effective internal control over financial reporting as of December 31, 2004. In connection with the restatement related to the accounting for income taxes related to the Company's pro-rata share of the income tax liability recognized by NL upon NL's distribution of certain shares of common stock of Kronos to NL's stockholders other than the Company, management of the Company has now concluded that a material weakness existed at December 31, 2004 that precludes the Company from concluding that its internal control over financial reporting was effective as of such date. Therefore, management's previous conclusion that it maintained effective internal control over financial reporting as of such date, as reported in Item 9A of the Original Form 10-K, can no longer be relied upon and will be restated when the Company files the Form 10-K/A. In such Form 10-K/A, the Company will conclude that it did not maintain effective controls surrounding the proper application of GAAP as they relate to the accounting for the income tax effect related to NL's distribution of shares of common stock of Kronos in the preparation of the Company's consolidated financial statements. Specifically, the Company did not maintain effective controls to accurately classify within its consolidated financial statements the Company's pro-rata share of the income tax incurred by NL with respect to NL's distribution of shares of common stock of Kronos. This deficiency resulted in the requirement to restate the Company's annual consolidated financial statements for 2004 and 2003 as well as affected interim periods. This control deficiency could result in the misstatement of the provision for income taxes, minority interest and additional paid-in capital that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected. Accordingly, management determined that this control deficiency represents a material weakness.

In order to remediate the material weakness, the Company will institute enhanced procedures in the fourth quarter of 2005, designed to be performed each quarter in connection with the Company's preparation and review of its quarterly provision for income taxes. The procedure will help ensure that GAAP has been appropriately applied with respect to the accurate classification within the consolidated financial statements of income taxes arising from the distribution of shares of common stock of a subsidiary and/or equity method investee or other non-cash assets by the Company. Such enhanced procedures will include preparation of a written accounting and income tax quarter-end close procedure related to the proper classification of such income taxes, and the addition of an item on the applicable quarterly close checklist to ensure that the appropriate level of personnel have reviewed such quarter-end procedures and concluded that any applicable provision for income taxes has been properly classified within the consolidated financial statements.

However, in connection with the expected filing of the Form 10-K/A, and with respect to the restatement related to the Company's investment in the LLC, the Company has determined that its previous conclusion, as reported in the Company's Management Report on Internal Control Over Financial Reporting contained in Item 9A of the Original Form 10-K, that it maintained effective internal control over financial reporting as of December 31, 2004, is still applicable. In coming to this conclusion, management considered, among other things, the restatement discussed above and the guidance contained in the SEC's Staff Accounting Bulletin ("SAB") No. 99, Materiality, paragraphs 36 and 37 of Accounting Principles Board Opinion ("APBO") No. 20 and paragraph 29 of APBO No.
28. The Company also considered, by analogy, the guidance contained in the SEC's SAB Topic 5-F, Accounting Changes Not Retroactively Applied Due to Immateriality. Because (i) the restatement adjustments did not have a material impact to the financial statements of prior annual periods presented in the Original Form 10-K or to the financial statements of any interim period presented in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 (the "Interim Form 10-Q's"), taken as a whole,
(ii) the impact of the restatement adjustments did not have a material impact on the Company's consolidated stockholders' equity as of any annual period presented in the Original Form 10-K or as of any interim period presented in the Interim Form 10-Q's and (iii) the Company decided to restate its previously-issued consolidated financial statements in part because the impact of the adjustment which the Company concuded should have been reported as part of 1997's consolidated net income, if recorded in the consolidated net income during the 2005 interim period in which the adjustment became known, would have been material to such 2005 interim period's reported net income, management of the Company concluded that this control deficiency, individually or in the aggregate when considereed with other control deficiencies, does not constitute a material weakness in internal control over financial reporting.

As management of the Company completes the Forms 10-K/A for matters described herein, additional control deficiencies may be identified that could require disclosures.

The Company's management and audit committee have discussed the matters disclosed in this Form 8-K with the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

          Item No.                Exhibit Index
         ---------              ----------------------------------------

           99.1* Unaudited Condensed Consolidated Balance Sheets as of December 31, 2004 and December 31, 2003, and selected unaudited consolidated statements of income, comprehensive income, stockholders' equity and cash flow data for the years ended December 31, 2003 and December 31, 2004.

-----------
*  Filed herewith.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Valhi, Inc.
                                         (Registrant)




                                     By: /s/ Gregory M. Swalwell
                                         ----------------------------
                                         Gregory M. Swalwell
                                         Vice President and Controller



Date:  November 14, 2005

                                INDEX TO EXHIBITS


Exhibit No.                                      Description
-----------                   --------------------------------------------------

   99.1 Unaudited Condensed Consolidated Balance Sheets as of 31, 2004 and December 31, 2003, and selected unaudited consolidated statements of income, comprehensive income, stockholders' equity and cash flow data for the years ended December 31, 2003 and December 31, 2004. .